EXHIBIT 23.2

                                   Brian F. Faulkner
                             A PROFESSIONAL LAW CORPORATION
         27127 CALLE ARROYO, SUITE 1923 .  SAN JUAN CAPISTRANO, CALIFORNIA 92675
              T:  949.240.1361    F:  949.240.1362 . C: 714.608.2125
                                  E: BRIFFAULK@AOL.COM





July 22, 2005


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  GameZnFlix, Inc. - Form SB-2

Dear Sir/Madame:

     I have acted as a counsel to GameZnFlix, Inc., a Nevada corporation ("Company"), in connection with its registration statement on Form SB-2 ("Registration Statement") relating to the registration of 2,515,000,000 shares of common stock ("Shares"), $0.001 par value
per Share, by a selling shareholder of the Company.   I hereby consent
to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,



                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner